EXHIBIT 99.2

Quarterly Supplemental Information
December 31, 2015

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 48 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. Prior to the second quarter of 2014, when the Company sold properties or was under a binding contract to sell properties, it restated historical income statements with the financial results of the sold or under contract assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer and operator of high-quality, Class A office properties located in select sub-markets of major U.S. cities. Its geographically-diversified, approximately $5 billion portfolio is comprised of nearly 20 million square feet (as of the date of release of this report). The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	December 31, 2015	December 31, 2014
Number of consolidated office properties (1)	69	74
Rentable square footage (in thousands) (1)	18,934	21,471
Percent leased (2)	91.5%	87.7%
Capitalization (in thousands):
Total debt - principal amount outstanding	$2,040,970	$2,279,787
Equity market capitalization (3)	$2,747,260	$2,907,466
Total market capitalization (3)	$4,788,230	$5,187,253
Total debt / Total market capitalization (3)	42.6%	43.9%
Total debt / Total gross assets	37.5%	38.2%
Common stock data:
High closing price during quarter	$19.82	$20.00
Low closing price during quarter	$18.05	$17.61
Closing price of common stock at period end	$18.88	$18.84
Weighted average fully diluted shares outstanding during quarter (in thousands)	146,014	154,420
Shares of common stock issued and outstanding at period end (in thousands)	145,512	154,324
Annual dividend per share (4)	$0.84	$0.81
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	143	130

(1)
As of December 31, 2015, our consolidated office portfolio consisted of 69 properties (exclusive of our equity interest in one property owned through an unconsolidated joint venture, two properties under development, and one property that was taken out of service for redevelopment on January 1, 2014, 3100 Clarendon Boulevard in Arlington, VA). During the first quarter of 2015, we sold 3900 Dallas Parkway, a 120,000 square foot office building located in Plano, TX, and acquired Park Place on Turtle Creek, a 178,000 square foot office building located in Dallas, TX. During the second quarter of 2015, we sold 5601 Headquarters Drive, a 166,000 square foot office building located in Plano, TX, River Corporate Center, a 133,000 square foot office building located in Tempe, AZ, and Copper Ridge Center, a 268,000 square foot office building located in Lyndhurst, NJ. During the third quarter of 2015, we sold Eastpoint I and II, two office buildings consisting of 170,000 square feet located in Mayfield Heights, OH, 3750 Brookside Parkway, a 105,000 square foot office building located in Alpharetta, GA, and Chandler Forum, a 150,000 square foot office building located in Chandler, AZ, and acquired 80 Central Street, a 150,000 square foot office building located in Boxborough, MA. During the fourth quarter of 2015, we sold Aon Center, a 2,738,000 square foot office building located in Chicago, IL, and 2 Gatehall Drive, a 405,000 square foot office building located in Parsippany, NJ, and acquired SunTrust Center, a 655,000 square foot office building located in Orlando, FL, Galleria 300, a 433,000 square foot office building located in Atlanta, GA, and Glenridge Highlands One, a 290,000 square foot office building located in Atlanta, GA. For additional detail on asset transactions, please refer to page 37.

(2)
Calculated as leased square footage plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties, two development properties, and one out of service property. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)	Total of the per share dividends paid over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon	Raymond L. Owens
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Accounting Officer and	Executive Vice President,
and Director	Vice President	Senior Vice President	Capital Markets

Joseph H. Pangburn	Thomas R. Prescott	Carroll A. Reddic, IV	C. Brent Smith
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Southwest Region	Midwest Region	Real Estate Operations and Assistant	New York Region and Strategic
		Secretary	Investments

George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,
Southeast Region	Mid-Atlantic Region and
Head of Development

Board of Directors

Michael R. Buchanan	Wesley E. Cantrell	Barbara B. Lang	Frank C. McDowell
Director and Chairman of the	Director and Chairman of	Director	Director, Vice Chairman of the
Board of Directors	Governance Committee		Board of Directors and Chairman
of Compensation Committee

Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope	Dale H. Taysom
Chief Executive Officer, President	Director and Chairman of	Director and Chairman of	Director
and Director	Audit Committee	Capital Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of December 31, 2015

Financial Results (1)

Funds from operations (FFO) for the quarter ended December 31, 2015 was $59.4 million, or $0.41 per share (diluted), compared to $62.1 million, or $0.40 per share (diluted), for the same quarter in 2014. FFO for the twelve months ended December 31, 2015 was $239.9 million, or $1.59 per share (diluted), compared to $236.5 million, or $1.53 per share (diluted), for the same period in 2014. The decrease in dollar amount of FFO for the three months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to non-recurring insurance recoveries included in the fourth quarter of 2014 results as well as increased general and administrative expense in 2015 primarily related to higher accrued potential performance-based compensation expense as a result of the Company's operational results during the year, including $0.4 million of expense accruals for previous years under the Company's three-year relative stock performance plans. The increase in FFO for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to 1) a net increase in operating income primarily as a result of i) the commencement of leases representing net absorption of available space in the portfolio, and ii) new and renewal leases under which operating expense recovery abatements have expired, partially offset by 2) $7.0 million of non-recurring insurance recoveries included in the 2014 results, and 3) increased general and administrative expense in 2015 primarily related to higher accrued potential performance-based compensation expense as a result of the Company's operational results during the year, including $1.5 million of expense accruals for previous years under the Company's three-year relative stock performance plans.

Core funds from operations (Core FFO) for the quarter ended December 31, 2015 was $60.2 million, or $0.41 per share (diluted), compared to $59.6 million, or $0.39 per share (diluted), for the same quarter in 2014. Core FFO for the twelve months ended December 31, 2015 was $241.1 million, or $1.60 per share (diluted), compared to $230.1 million, or $1.49 per share (diluted), for the same period in 2014. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses, acquisition-related costs and other significant non-recurring items. The change in Core FFO for the three months and the twelve months ended December 31, 2015 as compared to the same periods in 2014 was primarily attributable to the items described above for changes in FFO, with the exception of non-recurring insurance recoveries, which are excluded from Core FFO.

Adjusted funds from operations (AFFO) for the quarter ended December 31, 2015 was $42.4 million, or $0.29 per share (diluted), compared to $41.2 million, or $0.27 per share (diluted), for the same quarter in 2014. AFFO for the twelve months ended December 31, 2015 was $186.1 million, or $1.23 per share (diluted), compared to $118.2 million, or $0.76 per share (diluted), for the same period in 2014. The increase in AFFO for the three months and the twelve months ended December 31, 2015 as compared to the same periods in 2014 was primarily related to the items described above for changes in FFO and Core FFO; the increase in AFFO for the twelve months ended December 31, 2015 was also related to the lesser amounts of straight line rent adjustments and non-incremental capital expenditures in 2015 when compared to 2014. Piedmont experienced a period of high lease expirations from 2011 to 2013. Given the competitive leasing environment over the last several years, many of the leases that the Company entered into during that period included rental abatements, which typically occur at the beginning of a new lease's term. Most of the new or renewal leases with rental abatements are in the early stages of the new leases' terms, resulting in temporarily higher straight line rent adjustments for Piedmont. As the rental abatement periods continue to expire, the straight line rent adjustments will continue to decrease. The higher non-incremental capital expenditures in 2014 when compared to 2015 were also related to the high volume of lease transactions completed during the period from 2011 to 2013.

The changes in per share amounts of FFO, Core FFO and AFFO for the three months and the twelve months ended December 31, 2015 as compared to the same periods in 2014 were also impacted by the reduced weighted average shares outstanding in 2015 as a result of the Company's stock repurchase program. During calendar year 2015, Piedmont repurchased 9.0 million shares at an average price of $17.68 per share. Since the program commenced in December 2011, Piedmont has repurchased 27.9 million shares at an average price of $17.17 per share.

Operations & Leasing

On a square footage leased basis, our total office portfolio was 91.5% leased as of December 31, 2015, as compared to 90.6% in the prior quarter and 87.7% a year earlier. Please refer to page 27 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 6.7 years(2) as of December 31, 2015 as compared to 7.1 years at December 31, 2014.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of non-GAAP financial measures. See pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of December 31, 2015) is weighted based on Annualized Lease Revenue, as defined on page 39.

Within its portfolio, Piedmont has two development properties and one re-development property. The Company's current development projects consist of Enclave Place, a 301,000 square foot office property located in Houston, TX; 500 TownPark, a 135,000 square foot office property located in Lake Mary, FL; and 3100 Clarendon Boulevard, a 262,000 square foot office and retail property located in Arlington, VA. For the purposes of statistical reporting throughout this supplemental report, these properties are excluded from Piedmont's operating portfolio. For additional information regarding these developments, please refer to page 38 of this report.

During the three months ended December 31, 2015, the Company completed 812,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for approximately 545,000 square feet and new tenant leases for approximately 267,000 square feet. During the twelve months ended December 31, 2015, we completed 3,103,000 square feet of leasing for our consolidated office properties, consisting of 1,537,000 square feet of renewal leases and 1,566,000 square feet of new tenant leases. The average committed tenant improvement cost per square foot per year of lease term for renewal leases signed at our consolidated office properties during the twelve months ended December 31, 2015 was $2.90 and the same measure for new leases was $5.68 (see page 33), reflecting higher leasing costs attributable to the current market environments in Washington, D.C. and Chicago (markets which also provide commensurately higher rental rates).

During the three months ended December 31, 2015, we executed nine leases greater than 20,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
First Data Corporation	Glenridge Highlands Two	Atlanta, GA	194,813	2027	Renewal
Comdata, Inc.	5301 Maryland Way	Brentwood, TN	134,890	2027	Renewal / Contraction
District of Columbia (Department of Disability Services)	One Independence Square	Washington, DC	101,982	2028	New
BSH Home Appliances Corporation	1901 Main Street	Irvine, CA	67,224	2023	Renewal
Microsoft Mobile, Inc.	5 & 15 Wayside Road	Burlington, MA	54,542	2025	Renewal / Contraction (1)
MakeOffices	3100 Clarendon Boulevard	Arlington, VA	39,837	2028	New
Amazon.com	150 West Jefferson	Detroit, MI	37,171	2021	Renewal / Expansion
United States of America (Federal Mediation and Conciliation Service)	One Independence Square	Washington, DC	34,502	2031	New
New York Life Insurance Company	Fairway Center II	Brea, CA	25,958	2023	Renewal / Contraction

As of December 31, 2015, there were two tenants whose leases were scheduled to expire during the eighteen month period following the end of the fourth quarter of 2015 which individually contributed greater than 1% in net Annualized Lease Revenue ("ALR"). Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
Harcourt	Braker Pointe III	Austin, TX	195,230	1.1%	Q2 2016	The primary tenant will vacate upon lease expiration. Discussions with current subtenants for direct leases are ongoing. The Company is actively marketing the remainder of the space for lease.
Towers Watson	Arlington Gateway	Arlington, VA	123,286	1.1%	Q2 2017	The Company is in early discussions with the current tenant for a lease renewal and contraction.

(1)	The contraction is not effective until 2020.

Future Lease Commencements and Abatements

As of December 31, 2015, our overall leased percentage was 91.5% and our economic leased percentage was 81.8%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to approximately 599,000 square feet of leases as of December 31, 2015, or 3.2% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.4 million square feet of leases as of December 31, 2015, or a 6.5% impact to leased percentage on an economic basis).

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 23,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	Vacant	Q1 2016	New
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	Vacant	Q3 2016	New
District of Columbia (Department of Disability Services)	One Independence Square	Washington, DC	101,982	Vacant	Q3 2016	New
Norris, McLaughlin & Marcus, P.A.	400 Bridgewater Crossing	Bridgewater, NJ	61,642	Not Vacant	Q4 2016	New
Continental Casualty Company	500 TownPark	Lake Mary, FL	108,000	Under Development	Q1 2017	New
International Food Policy Research Institute (1)	1201 Eye Street	Washington, DC	101,937	Partially Vacant	Q2 2017 / Q2 2018	New

Due to the current economic environment, many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. Since the Company's IPO in 2010, Piedmont has signed approximately 17.6 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have temporarily impacted the Company's current cash net operating income and AFFO.

Presented below is a schedule of leases with abatements of greater than 50,000 square feet that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
Catamaran	Windy Point II	Schaumburg, IL	50,686	March 2015 through April 2016	Q1 2025
Lockton Companies	500 West Monroe Street	Chicago, IL	52,201	August 2015 through July 2016	Q3 2026
SunTrust Bank	SunTrust Center	Orlando, FL	120,000	October through December 2015, 2016, and 2017	Q3 2019
Comcast	Windy Point I	Schaumburg, IL	72,513	October 2015 through February 2016	Q1 2023
Nestle	800 North Brand Boulevard	Glendale, CA	400,892	December 2015 through March 2016	Q1 2021
Holland & Knight, LLP	SunTrust Center	Orlando, FL	50,655	December 2015 through February 2016	Q4 2018
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	January 2016 through June 2017	Q4 2030
Miller Canfield	150 West Jefferson	Detroit, MI	69,974	January 2016	Q2 2026
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2016, 2017 and 2018	Q1 2026
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	July 2016 through June 2017	Q2 2028
District of Columbia (Department of Disability Services)	One Independence Square	Washington, DC	101,982	August 2016 through March 2017; August 2019; August 2020	Q2 2028
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	61,642	November 2016 through February 2017; October through December 2017 and 2018; November through December 2019	Q4 2029

(1)	Approximately 45,000 square feet of space associated with the lease is vacant; the tenant will take the currently vacant space in Q2 2017.

Financing and Capital Activity

Among Piedmont's strategic objectives is to harvest capital through the disposition of non-core assets, assets where returns have been maximized, and assets located in non-strategic submarkets and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects in selected markets in which we have, or plan to have, a significant operating presence and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and/or

•	repurchase Company stock.
During the fourth quarter of 2015, the Company continued to execute on its strategic plan, the details of which are provided below.

Dispositions (1)

•
On October 29, 2015, Piedmont completed the sale of Aon Center, a 2.7 million square foot, 87% leased office building located in the East Loop of downtown Chicago, IL, for $712 million, or approximately $260 per square foot. Since purchasing the office tower in 2003 for $465.2 million, Piedmont implemented best-in-class management operations, helping it to secure Energy Star ratings, LEED accreditation, and the BOMA 360 designation for the property. The appeal of the asset and its amenity base is evidenced in its high-quality tenant roster, which includes Aon, Kraft Heinz Foods Company, KPMG, Microsoft, United Health Group, Integrys, JLL, Federal Home Loan Bank of Chicago, and Edelman. The Company successfully positioned the property as one of Chicago's most distinguished business addresses, helping it to realize significant value for its shareholders. Net sales proceeds from the transaction were approximately $646 million after deducting closing costs, buyer-assumed lease abatements and contractual tenant capital improvements and leasing commissions. The sale of the asset, which was the largest individual property in the portfolio, allowed the Company to accomplish the following:

•	Decrease the concentration of its revenues and NOI in one asset, which represented 14% of ALR and 10% of cash NOI at September 30, 2015;

•	Enhance its balance sheet through the payoff of over $400 million of outstanding debt;

•
Increase shareholder value through stock repurchases in excess of $100 million during the third and fourth quarters of 2015 (the funds for which had been drawn on the Company's revolving line of credit); and

•
Redeploy $259.1 million of proceeds into two real assets that are consistent with the Company’s target market strategy and accretive to earnings (see information on the acquisition of SunTrust Center and Galleria 300 in the Acquisitions section below).

•
On December 21, 2015, Piedmont completed the sale of 2 Gatehall Drive, a 405,000 square foot, 100% leased office building located in Parsippany, NJ. The sale price was $51 million, or $126 per square foot. It was originally contemplated that Piedmont would provide short-term seller financing; however, the purchaser purchased the property using another source of financing. The proceeds from the sale were used to reduce the balance outstanding under the Company’s revolving line of credit. In connection with the receipt of the unsolicited offer to purchase the building, the Company reassessed its holding period assumptions and recorded an impairment loss of $34.8 million during the third quarter of 2015.

(1)
On April 1, 2014, Piedmont early-adopted the provisions of Financial Accounting Standards Board ASU 2014-08. As such, Piedmont will no longer reclassify to discontinued operations the operating income associated with newly-sold single assets or small portfolios which do not represent a strategic shift or significant impact on Piedmont's future operations. There will be no restatement for prior periods and all operating income associated with assets either sold or under binding contract to sell as of the end of the first quarter of 2014 will continue to be reflected in discontinued operations. Assuming future sales do not meet the new criteria for reclassification as discontinued operations, such future sales will not be presented in discontinued operations.

Acquisitions

•
On November 4, 2015, after paying down outstanding debt, Piedmont utilized a portion of the disposition proceeds from the sale of Aon Center to complete the strategic acquisition of a two-property portfolio for a combined purchase price of $259.1 million: SunTrust Center in downtown Orlando, FL, for $170.8 million, or $261 per square foot, and Galleria 300 in Atlanta, GA, for $88.3 million, or $204 per square foot.

•
SunTrust Center, currently 89% leased, consists of a 30-story, 571,000 square foot, trophy office tower, an adjacent seven-story, 84,000 square foot, Class A office building, and a five-level,1,292 space parking structure. Located in the heart of Orlando's central business district and the tallest office tower in the city, SunTrust Center offers its tenants an excellent amenity base, including abundant nearby hotel, retail, housing, and transportation options, in addition to several entertainment venues. The purchase was completed at an estimated discount to replacement cost of approximately 30%.

•
Galleria 300 consists of a 20-story, 433,000 square foot, Class A office building with an attached, seven-story, 1,152 space parking structure. The building is part of the master-planned Galleria development, considered the best Class A office park in the Northwest submarket of Atlanta, with superior accessibility and visibility to two of Atlanta's major thoroughfares, Interstates 285 and 75. There are numerous retail, housing and hotel options proximate to the property, affording the tenancy a compelling amenity base. Additionally, the building is located across Interstate 285 from the new Atlanta Braves ballpark, SunTrust Park, which is bringing additional retail, hotel and residential infill development. At 89% leased, the building offers earnings growth and value accretion potential through leasing up existing vacancies as the area benefits from additional growth and urbanization. The purchase was completed at an estimated discount to replacement cost of approximately 37%.

The acquisition of both projects is consistent with Piedmont’s strategy to invest in high-quality assets at attractive bases within select submarkets of its strategic operating footprint.

•
On November 24, 2015, Piedmont completed the purchase of Glenridge Highlands One, a 290,000 square foot office building in the Central Perimeter submarket of Atlanta, GA, for $63.6 million, or $219 per square foot. The eleven-story, 90% leased property also has an attached seven-story parking deck, and it was purchased at an estimated discount to replacement cost of approximately 32%. The property is located on one of the highest points in Atlanta in the Glenridge Highlands office park, and it offers superior visibility, a full range of amenities, and excellent access to two of Atlanta’s major thoroughfares, Interstate 285 and state highway Georgia 400. In addition, Piedmont owns the adjacent Glenridge Highlands Two office building and Glenridge Highlands Three land parcel, allowing Piedmont to control the entire office park and the ability to realize operational and marketing synergies. This transaction advances the Company’s target market strategy and allows Piedmont to gain control of one of the strongest locations in the submarket.

•
On December 21, 2015, Piedmont completed the purchase of approximately 5 acres adjacent to the Company’s Suwanee Gateway One office building located in Suwanee, GA, for $1.4 million. The land was acquired to provide additional parking for Suwanee Gateway One, increasing the parking ratio at the property from 3.7 per 1,000 rentable square feet to approximately 5.0 per rentable square feet and to allow for a sale of the remaining acreage to a hotel or retail developer.

For additional information on acquisitions and dispositions, please refer to page 37.

Development
During the second quarter of 2015, Piedmont executed a 108,000 square foot, thirteen-year anchor-tenant lease with Continental Casualty Company at 500 TownPark in Lake Mary, FL. 500 TownPark will be a ground-up development comprised of a 135,000 square foot, four-story office building to be built on a portion of the Company's 25.2 acres of developable land in Lake Mary. With the signing of the Continental Casualty lease, the building is 80% pre-leased. With the initial design and permitting phases complete, site work is underway in preparation for the pouring of the foundation and the beginning of physical construction. The development costs are anticipated to be $28 million to $30 million, inclusive of leasing costs. Approximately $1 million had been recorded in work in progress as of December 31, 2015. The site is situated at the intersection of Interstate 4 and Highway 417 and is well located within a development consisting of office, retail, residential and hotel uses. After the completion of 500 TownPark, the Company's remaining land holdings in the master planned, multi-use development could accommodate up to 1,200,000 square feet of additional development, including approximately 800,000 square feet of office development.

In addition, the Company has two development projects that are now substantially complete and in lease-up phase:

•
3100 Clarendon Boulevard, a 262,000 square foot office and retail property located adjacent to the Clarendon Metrorail Station in Arlington, VA, which was upgraded to Class A after being occupied by a U.S. Government agency for over 15 years; and

•	Enclave Place, a 301,000 square foot office building located within a deed-restricted and architecturally-controlled office park in the Energy Corridor in Houston, TX.

For additional information on Piedmont's development projects, please refer to page 38.

Finance
As of December 31, 2015, our ratio of debt to total gross assets was 37.5%. This debt ratio is based on total principal amount outstanding for our various loans at December 31, 2015.
On November 6, 2015, Piedmont terminated for a profit of $168,000 the 2016 ten-year forward-starting swaps with a notional value totaling $250 million. The Company originally entered into the swaps to lock the treasury component for a planned 2016 financing. However, due to the sale of Aon Center and the use of a significant amount of sale proceeds to reduce the Company's outstanding debt, Piedmont does not currently anticipate the need for a ten-year financing in 2016.

Loan Investments
Prior to the end of the fourth quarter of 2015, Piedmont approved a request to extend the maturity date on the seller financing it provided to the purchaser of Copper Ridge Center in Lyndhurst, NJ, in May 2015. The maturity date of the loan is now June 30, 2016. Pursuant to the original structure of the $45.4 million, 8.45% interest-only loan, the initial maturity date was December 31, 2015; however, the borrower was afforded two six-month extension options that were available upon the satisfaction of certain conditions.

Stock Repurchase Program
During the fourth quarter of 2015, the Company repurchased 131,000 shares of common stock under its share repurchase program at an average price of $18.19 per share, or approximately $2.4 million (before the consideration of transaction costs). During calendar year 2015, Piedmont repurchased 9.0 million shares at an average price of $17.68 per share, or $158.9 million in aggregate (before the consideration of transaction costs). Since the stock repurchase program began in December 2011, the Company has repurchased a total of 27.9 million shares at an average price of $17.17 per share, or approximately $478.4 million in aggregate (before the consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $78.2 million under the stock repurchase plan. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Dividend
On November 9, 2015, the Board of Directors of Piedmont declared a dividend for the fourth quarter of 2015 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on November 27, 2015. The dividend was paid on December 18, 2015. The Company's dividend payout percentage for the twelve months ended December 31, 2015 was 52% of Core FFO and 68% of AFFO.

Subsequent Events

On January 4, 2016, Piedmont repaid a $125 million mortgage loan with a 5.50% interest rate collateralized by 1430 Enclave Parkway located in Houston, TX, Windy Point I and Windy Point II located in Schaumburg, IL, and 1055 East Colorado Boulevard located in Pasadena, CA. The loan had an April 1, 2016 maturity date, but was open to prepayment without yield maintenance fees 90 days in advance of the stated maturity date. The Company repaid the loan at the earliest possible date inside of the open prepayment window with funds drawn from its unsecured revolving line of credit.

On February 4, 2016, the Board of Directors of Piedmont declared a dividend for the first quarter of 2016 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on February 26, 2016. The dividend is expected to be paid on March 18, 2016.

Guidance for 2016

The following financial guidance for calendar year 2016 is based upon management's expectations at this time.

	Low	High
Core Funds from Operations	$231 million	$242 million
Core Funds from Operations per diluted share	$1.58	$1.66

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

	Three Months Ended
	12/31/2015	9/30/2015		6/30/2015	3/31/2015	12/31/2014
Selected Operating Data
Percent leased (1)	91.5%	90.6%		88.8%	88.8%	87.7%
Percent leased - economic (1) (2)	81.8%	83.0%		82.4%	80.6%	81.3%
Rental income	$115,617	$117,994		$117,454	$117,807	$115,915
Total revenues	$139,461	$148,815		$146,734	$149,759	$146,711
Total operating expenses	$110,523	$149,948	(3)	$125,910	$121,545	$117,922
Core EBITDA	$78,485	$80,062		$77,969	$79,314	$78,613
Core FFO applicable to common stock	$60,184	$61,058		$59,760	$60,099	$59,618
Core FFO per share - diluted	$0.41	$0.41		$0.39	$0.39	$0.39
AFFO applicable to common stock	$42,358	$52,433		$45,734	$45,608	$41,205
AFFO per share - diluted	$0.29	$0.35		$0.30	$0.30	$0.27
Gross dividends	$30,557	$31,036		$32,268	$32,411	$32,408
Dividends per share	$0.210	$0.210		$0.210	$0.210	$0.210
Selected Balance Sheet Data
Total real estate assets	$3,695,806	$3,934,113		$4,005,824	$4,094,942	$4,075,092
Total gross real estate assets	$4,710,837	$5,153,613		$5,215,938	$5,297,481	$5,253,357
Total assets	$4,434,535	$4,732,654		$4,773,811	$4,812,471	$4,787,834
Net debt (4)	$2,030,355	$2,387,840		$2,315,934	$2,320,504	$2,261,802
Total liabilities	$2,238,091	$2,639,916		$2,517,960	$2,526,548	$2,475,819
Ratios
Core EBITDA margin (5)	56.3%	53.8%		53.1%	53.0%	53.6%
Fixed charge coverage ratio (6)	4.1 x	4.0 x		4.0 x	4.0 x	4.0 x
Average net debt to Core EBITDA (7)	6.9 x	7.3 x		7.4 x	7.2 x	7.1 x

(1)	Please refer to page 27 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(3)
Amount includes a $34.8 million impairment loss associated with 2 Gatehall Drive located in Parsippany, NJ. Please refer to the Financing and Capital Activity section of Financial Highlights for additional information.

(4)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The decrease in net debt during the fourth quarter of 2015 was primarily attributable to the use of a portion of the proceeds from the sale of Aon Center in Chicago, IL, to repay debt.

(5)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(6)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $1,102,518 for the quarter ended December 31, 2015, $954,086 for the quarter ended September 30, 2015, $885,576 for the quarter ended June 30, 2015, $823,770 for the quarter ended March 31, 2015, and $688,177 for the quarter ended December 31, 2014; the Company had principal amortization of $277,217 for the quarter ended December 31, 2015, $204,580 for the quarter ended September 30, 2015, $201,768 for the quarter ended June 30, 2015, $132,969 for the quarter ended March 31, 2015, and $262,284 for the quarter ended December 31, 2014.

(7)
For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period. The decrease in the net debt to Core EBITDA ratio for the quarter ended December 31, 2015 was primarily attributable to the debt repayment in October 2015 using a majority of the proceeds from the sale of Aon Center. For the other quarters presented herein, the average net debt to Core EBITDA ratios are higher than our historical performance on this measure primarily as a result of capital expenditures and stock repurchases in excess of net dispositions, the shortfall of which was largely funded with debt. This measure in previous quarters was also impacted by downtime associated with re-tenanting efforts, and some rent roll downs.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Assets:
Real estate, at cost:
Land assets	$685,850	$671,832	$672,747	$679,094	$674,554
Buildings and improvements	3,826,322	3,589,298	3,620,647	3,671,925	3,631,580
Buildings and improvements, accumulated depreciation	(922,019)	(933,717)	(911,168)	(914,551)	(889,997)
Intangible lease asset	177,675	148,403	153,106	153,465	150,037
Intangible lease asset, accumulated amortization	(93,012)	(87,633)	(88,954)	(84,212)	(79,860)
Construction in progress	20,990	75,083	63,211	82,246	61,891
Real estate assets held for sale, gross	—	668,997	706,227	710,751	735,295
Real estate assets held for sale, accumulated depreciation & amortization	—	(198,150)	(209,992)	(203,776)	(208,408)
Total real estate assets	3,695,806	3,934,113	4,005,824	4,094,942	4,075,092
Investments in and amounts due from unconsolidated joint ventures	7,577	7,652	7,714	7,820	7,798
Cash and cash equivalents	5,441	7,702	8,997	7,479	12,306
Tenant receivables, net of allowance for doubtful accounts	26,339	26,748	25,474	30,132	27,711
Straight line rent receivable	152,122	149,060	146,632	150,511	146,836
Notes receivable	45,400	45,400	45,400	—	—
Escrow deposits and restricted cash	5,174	37,705	521	671	5,679
Prepaid expenses and other assets	24,843	31,764	31,070	24,941	25,656
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	—	—	8,290	520	430
Deferred lease costs, less accumulated amortization	291,736	231,379	234,127	238,085	228,953
Other assets held for sale	—	81,034	79,665	77,273	77,276
Total assets	$4,434,535	$4,732,654	$4,773,811	$4,812,471	$4,787,834
Liabilities:
Unsecured debt, net of discount	$1,528,221	$1,919,504	$1,810,951	$1,870,295	$1,821,302
Secured debt	501,289	501,595	501,853	448,423	448,620
Accounts payable, accrued expenses, and accrued capital expenditures	128,465	132,741	128,898	119,466	133,988
Deferred income	27,270	26,087	26,633	25,970	22,215
Intangible lease liabilities, less accumulated amortization	42,853	38,896	40,597	42,311	42,560
Interest rate swaps	9,993	20,526	8,411	19,416	6,417
Notes Payable and other liabilities held for sale	—	567	617	667	717
Total liabilities	$2,238,091	$2,639,916	$2,517,960	$2,526,548	$2,475,819
Stockholders' equity:
Common stock	1,455	1,456	1,518	1,543	1,543
Additional paid in capital	3,669,977	3,669,154	3,668,378	3,667,574	3,666,182
Cumulative distributions in excess of earnings	(1,477,674)	(1,570,377)	(1,427,312)	(1,378,786)	(1,365,620)
Other comprehensive loss	1,661	(8,524)	12,242	(5,437)	8,301
Piedmont stockholders' equity	2,195,419	2,091,709	2,254,826	2,284,894	2,310,406
Non-controlling interest	1,025	1,029	1,025	1,029	1,609
Total stockholders' equity	2,196,444	2,092,738	2,255,851	2,285,923	2,312,015
Total liabilities, redeemable common stock and stockholders' equity	$4,434,535	$4,732,654	$4,773,811	$4,812,471	$4,787,834
Common stock outstanding at end of period	145,512	145,634	151,833	154,340	154,324

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Revenues:
Rental income	$115,617	$117,994	$117,454	$117,807	$115,915
Tenant reimbursements	23,405	30,273	28,813	31,390	30,295
Property management fee revenue	439	548	467	562	501
	139,461	148,815	146,734	149,759	146,711
Expenses:
Property operating costs	54,608	61,677	61,479	64,236	62,002
Depreciation	31,033	31,199	36,039	36,232	35,442
Amortization	17,240	14,021	14,955	14,670	14,172
Impairment losses on real estate assets	—	34,815	5,354	—	—
General and administrative	7,642	8,236	8,083	6,407	6,306
	110,523	149,948	125,910	121,545	117,922
Real estate operating income	28,938	(1,133)	20,824	28,214	28,789
Other income / (expense):
Interest expense	(17,978)	(18,832)	(18,172)	(19,016)	(18,854)
Other income / (expense)	347	803	596	(181)	(6)
Net recoveries / (loss) from casualty events and litigation settlements (1)	(278)	—	—	—	2,478
Equity in income / (loss) of unconsolidated joint ventures	135	135	124	159	160
	(17,774)	(17,894)	(17,452)	(19,038)	(16,222)
Income from continuing operations	11,164	(19,027)	3,372	9,176	12,567
Discontinued operations:
Operating income, excluding impairment loss	71	16	(3)	—	(42)
Gain / (loss) on sale of properties	1	(2)	—	—	—
Income / (loss) from discontinued operations	72	14	(3)	—	(42)
Gain on sale of real estate (2)	114,411	17,142	26,611	10,073	(8)
Net income	125,647	(1,871)	29,980	19,249	12,517
Less: Net income attributable to noncontrolling interest	(3)	(4)	(4)	(4)	(3)
Net income attributable to Piedmont	$125,644	$(1,875)	$29,976	$19,245	$12,514
Weighted average common shares outstanding - diluted	146,014	149,176	153,757	154,580	154,520
Net income per share available to common stockholders - diluted	$0.84	$(0.01)	$0.20	$0.12	$0.08
Common stock outstanding at end of period	145,512	145,634	151,833	154,340	154,324

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
The gain on sale of real estate reflected in the fourth quarter of 2015 was primarily related to the sale of Aon Center in Chicago, IL, on which we recorded a $114.3 million gain, that in the third quarter of 2015 was primarily related to the sale of Chandler Forum in Chandler, AZ, on which we recorded a $15.5 million gain, that in the second quarter of 2015 was primarily related to the sale of Copper Ridge Center in Lyndhurst, NJ, on which we recorded a $13.3 million gain, and 5601 Headquarters Drive in Plano, TX, on which we recorded an $8.0 million gain, and that in the first quarter of 2015 was primarily related to the sale of 3900 Dallas Parkway in Plano, TX, on which we recorded a $10.1 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2015	12/31/2014	Change ($)	Change (%)	12/31/2015	12/31/2014	Change ($)	Change (%)
Revenues:
Rental income	$115,617	$115,915	$(298)	(0.3)%	$468,872	$454,635	$14,237	3.1%
Tenant reimbursements	23,405	30,295	(6,890)	(22.7)%	113,881	109,548	4,333	4.0%
Property management fee revenue	439	501	(62)	(12.4)%	2,016	2,069	(53)	(2.6)%
	139,461	146,711	(7,250)	(4.9)%	584,769	566,252	18,517	3.3%
Expenses:
Property operating costs	54,608	62,002	7,394	11.9%	242,000	239,436	(2,564)	(1.1)%
Depreciation	31,033	35,442	4,409	12.4%	134,503	138,596	4,093	3.0%
Amortization	17,240	14,172	(3,068)	(21.6)%	60,886	56,579	(4,307)	(7.6)%
Impairment losses on real estate assets	—	—	—	—%	40,169	—	(40,169)	—%
General and administrative	7,642	6,306	(1,336)	(21.2)%	30,368	23,820	(6,548)	(27.5)%
	110,523	117,922	7,399	6.3%	507,926	458,431	(49,495)	(10.8)%
Real estate operating income	28,938	28,789	149	0.5%	76,843	107,821	(30,978)	(28.7)%
Other income / (expense):
Interest expense	(17,978)	(18,854)	876	4.6%	(73,998)	(74,446)	448	0.6%
Other income / (expense)	347	(6)	353	5,883.3%	1,565	62	1,503	2,424.2%
Net recoveries / (loss) from casualty events and litigation settlements (1)	(278)	2,478	(2,756)	(111.2)%	(278)	6,992	(7,270)	(104.0)%
Equity in income / (loss) of unconsolidated joint ventures	135	160	(25)	(15.6)%	553	(350)	903	258.0%
	(17,774)	(16,222)	(1,552)	(9.6)%	(72,158)	(67,742)	(4,416)	(6.5)%
Income from continuing operations	11,164	12,567	(1,403)	(11.2)%	4,685	40,079	(35,394)	(88.3)%
Discontinued operations:
Operating income, excluding impairment loss	71	(42)	113	269.0%	84	954	(870)	(91.2)%
Gain / (loss) on sale of properties	1	—	1	—%	(1)	1,198	(1,199)	(100.1)%
Income / (loss) from discontinued operations (2)	72	(42)	114	271.4%	83	2,152	(2,069)	(96.1)%
Gain on sale of real estate (3)	114,411	(8)	114,419	1,430,237.5%	168,237	1,132	167,105	14,761.9%
Net income	125,647	12,517	113,130	903.8%	173,005	43,363	129,642	299.0%
Less: Net income attributable to noncontrolling interest	(3)	(3)	—	—%	(15)	(15)	—	—%
Net income attributable to Piedmont	$125,644	$12,514	$113,130	904.0%	$172,990	$43,348	$129,642	299.1%
Weighted average common shares outstanding - diluted	146,014	154,520			150,880	154,585
Net income per share available to common stockholders - diluted	$0.84	$0.08			$1.15	$0.28
Common stock outstanding at end of period	145,512	154,324			145,512	154,324

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
Reflects operating results for 11107 and 11109 Sunset Hills Road in Reston, VA, which were sold on March 19, 2014; and 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

(3)
The gain on sale of real estate for the three months and the twelve months ended December 31, 2015 was primarily related to a $114.3 million gain recorded on the sale of Aon Center in Chicago, IL, in the fourth quarter of 2015. The gain on sale of real estate for the twelve months ended December 31, 2015 was also related to a $15.5 million gain recorded on the sale of Chandler Forum in Chandler, AZ, in the third quarter of 2015, a $13.8 million gain recorded on the sale of Copper Ridge Center in Lyndhurst, NJ, in the second and third quarters of 2015, an $8.0 million gain recorded on the sale of 5601 Headquarters Drive in Plano, TX, in the second quarter of 2015, and a $10.1 million gain recorded on the sale of 3900 Dallas Parkway in Plano, TX, in the first quarter of 2015.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2015	12/31/2014	12/31/2015	12/31/2014

GAAP net income applicable to common stock	$125,644	$12,514	$172,990	$43,348
Depreciation (1) (2)	30,867	35,365	133,992	138,497
Amortization (1)	17,257	14,188	60,951	56,848
Impairment loss (1)	—	—	40,169	—
Loss / (gain) on sale of properties (1)	(114,412)	8	(168,236)	(2,161)
NAREIT funds from operations applicable to common stock	59,356	62,075	239,866	236,532
Adjustments:
Acquisition costs	644	21	919	560
Loss / (gain) on extinguishment of swaps	(94)	—	38	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	278	(2,478)	278	(6,992)
Core funds from operations applicable to common stock	60,184	59,618	241,101	230,100
Adjustments:
Deferred financing cost amortization	715	627	2,837	2,703
Amortization of note payable step-up	(121)	(120)	(484)	(246)
Amortization of discount on senior notes	48	47	194	175
Depreciation of non real estate assets	226	138	755	508
Straight-line effects of lease revenue (1)	(4,960)	(5,171)	(15,734)	(29,121)
Stock-based and other non-cash compensation expense	2,051	929	7,090	3,975
Amortization of lease-related intangibles (1)	(1,202)	(1,074)	(4,571)	(4,727)
Acquisition costs	(644)	(21)	(919)	(560)
Non-incremental capital expenditures (3)	(13,939)	(13,768)	(44,136)	(84,630)
Adjusted funds from operations applicable to common stock	$42,358	$41,205	$186,133	$118,177

Weighted average common shares outstanding - diluted	146,014	154,520	150,880	154,585

Funds from operations per share (diluted)	$0.41	$0.40	$1.59	$1.53
Core funds from operations per share (diluted)	$0.41	$0.39	$1.60	$1.49
Adjusted funds from operations per share (diluted)	$0.29	$0.27	$1.23	$0.76

Common stock outstanding at end of period	145,512	154,324	145,512	154,324

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2015	12/31/2014	12/31/2015		12/31/2014
Net income attributable to Piedmont	$125,644	$12,514	$172,990		$43,348
Net income attributable to noncontrolling interest	3	3	15		15
Interest expense (1)	17,978	18,854	73,998		74,446
Depreciation (1)	31,093	35,503	134,747		139,004
Amortization (1)	17,257	14,188	60,951		56,848
Acquisition costs	644	21	919		560
Impairment loss (1)	—	—	40,169		—
Net (recoveries) / loss from casualty events and litigation settlements (1)	278	(2,478)	278		(6,992)
Loss / (gain) on sale of properties (1)	(114,412)	8	(168,236)		(2,161)
Core EBITDA	78,485	78,613	315,831		305,068
General & administrative expenses (1)	7,646	6,313	30,410		23,863
Management fee revenue (2)	(224)	(272)	(1,115)		(1,110)
Other (income) / expense (1) (3)	(992)	(15)	(2,484)		39
Straight-line effects of lease revenue (1)	(4,960)	(5,171)	(15,734)		(29,121)
Amortization of lease-related intangibles (1)	(1,202)	(1,074)	(4,571)		(4,727)
Property net operating income (cash basis)	78,753	78,394	322,337		294,012
Change period over period	0.5%	N/A	9.6%		N/A

Deduct net operating (income) / loss from:
Acquisitions (4)	(5,168)	(2,314)	(13,867)		(3,757)
Dispositions (5)	(5,519)	(13,383)	(36,151)		(41,584)
Other investments (6)	(248)	(277)	(1,070)		(18)
Same store net operating income (cash basis)	$67,818	$62,420	$271,249		$248,653
Change period over period	8.6%	N/A	9.1%	*	N/A

* Note: The growth in Same Store Net Operating Income for the twelve months ended December 31, 2015 when compared to that for the twelve months ended December 31, 2014 would have been much higher if the Company had not sold Aon Center in Chicago, IL, and 2 Gatehall Drive in Parsippany, NJ, during the fourth quarter of 2015; both properties are now deducted from Property Net Operating Income in the calculation of Same Store Net Operating Income. Had those two properties not been sold, the growth in Same Store Net Operating Income for calendar year 2015 would have been approximately 11.0%.

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of 5 Wall Street in Burlington, MA, purchased on June 27, 2014; 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014; TownPark Land in Lake Mary, FL, purchased on November 21, 2014; Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; 80 Central Street in Boxborough, MA, purchased on July 24, 2015; SunTrust Center in Orlando, FL, purchased on November 4, 2015; Galleria 300 in Atlanta, GA, purchased on November 4, 2015; Glenridge Highlands One in Atlanta, GA, purchased on November 24, 2015; and Suwanee Gateway Land in Suwanee, GA, purchased on December 21, 2015.

(5)
Dispositions consist of 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; 2020 West 89th Street in Leawood, KS, sold on May 19, 2014; 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; Chandler Forum in Chandler, AZ, sold on September 1, 2015; Aon Center in Chicago, IL, sold on October 29, 2015; and 2 Gatehall Drive in Parsippany, NJ, sold on December 21, 2015.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and redevelopment and development projects. Additional information on our unconsolidated joint ventures and redevelopment and development projects can be found on page 38. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Seven of the Largest Markets	Three Months Ended				Twelve Months Ended
	12/31/2015		12/31/2014		12/31/2015		12/31/2014
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$12,731	18.8	$11,940	19.1	$51,216	18.9	$53,448	21.5
New York (2)	9,057	13.4	8,681	13.9	35,046	12.9	36,711	14.8
Dallas (3)	5,727	8.4	4,097	6.6	22,977	8.5	15,164	6.1
Boston (4)	5,941	8.8	6,019	9.6	22,815	8.4	23,746	9.6
Chicago (5) (6)	5,516	8.1	5,158	8.3	22,834	8.4	13,286	5.3
Minneapolis (7)	5,359	7.9	4,462	7.2	19,945	7.3	19,665	7.9
Los Angeles (8)	3,184	4.7	2,642	4.2	15,677	5.8	12,216	4.9
Other (9)	20,303	29.9	19,421	31.1	80,739	29.8	74,417	29.9
Total	$67,818	100.0	$62,420	100.0	$271,249	100.0	$248,653	100.0

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to lease termination income from Lockheed Martin at 9221 Corporate Boulevard in Rockville, MD. The decrease in Washington, D.C. Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to a lease expiration at 9200 Corporate Boulevard in Rockville, MD, and a one-time, $1.1 million rental income true-up in 2014 associated with the increased rental rate under the renewed National Park Service lease along with a 45,000 square foot contraction under that lease in 2015 at 1201 Eye Street in Washington, D.C., both of which were offset somewhat by lease termination income at 9221 Corporate Boulevard in Rockville, MD, noted above.

(2)
The decrease in New York Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to lease termination income received in 2014 associated with the Savient Pharmaceuticals lease at 400 Bridgewater Crossing in Bridgewater, NJ.

(3)
The increase in Dallas Same Store Net Operating Income for the three months and the twelve months ended December 31, 2015 as compared to the same periods in 2014 was primarily related to the expiration of the rental abatement period for a new lease with Epsilon Data Management at 6021 Connection Drive in Irving, TX. The increase in Dallas Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was also attributable to the expirations of the rental abatement periods associated with several new-tenant leases at Las Colinas Corporate Center II in Irving, TX, and increased economic occupancy associated with recent leasing activity at One Lincoln Park in Dallas, TX.

(4)
The decrease in Boston Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to the rental abatement concession associated with the renewal of Advanced Micro Device's lease at 90 Central Street in Boxborough, MA.

(5)
The increase in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily related to the expirations of rental abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, and Windy Point II in Schaumburg, IL.

(6)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page #SectionPage#), primarily because of the large number of leases with gross rent abatements and a number of leases yet to commence for currently vacant spaces (the projected gross rents for which are included in our ALR calculation). As the gross rent abatements burn off and as the executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page #SectionPage#.

(7)
The increase in Minneapolis Same Store Net Operating Income for the three months ended December 31, 2015 as compared to the same period in 2014 was primarily related to the expirations of the rental abatement periods associated with several new leases at US Bancorp Center in Minneapolis, MN.

(8)
The increase in Los Angeles Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily related to the expirations of rental abatement periods associated with several new leases and the expansion of an existing tenant's lease at 800 North Brand Boulevard in Glendale, CA, in addition to the expiration of a rental abatement period associated with a lease at 1055 East Colorado Boulevard in Pasadena, CA.

(9)
The increase in Other Same Store Net Operating Income for the three months and the twelve months ended December 31, 2015 as compared to the same periods in 2014 was primarily attributable to increased rental income as a result of: 1) increased economic occupancy associated with new-tenant leasing activity at 400 TownPark in Lake Mary, FL, The Medici in Atlanta, GA, and Glenridge Highlands II in Atlanta, GA, and 2) the restructured lease with Independence Blue Cross at 1901 Market Street in Philadelphia, PA.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2015	12/31/2014	12/31/2015		12/31/2014
Net income attributable to Piedmont	$125,644	$12,514	$172,990		$43,348
Net income attributable to noncontrolling interest	3	3	15		15
Interest expense (1)	17,978	18,854	73,998		74,446
Depreciation (1)	31,093	35,503	134,747		139,004
Amortization (1)	17,257	14,188	60,951		56,848
Acquisition costs	644	21	919		560
Impairment loss (1)	—	—	40,169		—
Net (recoveries) / loss from casualty events and litigation settlements (1)	278	(2,478)	278		(6,992)
Loss / (gain) on sale of properties (1)	(114,412)	8	(168,236)		(2,161)
Core EBITDA	78,485	78,613	315,831		305,068
General & administrative expenses (1)	7,646	6,313	30,410		23,863
Management fee revenue (2)	(224)	(272)	(1,115)		(1,110)
Other (income) / expense (1) (3)	(992)	(15)	(2,484)		39
Property net operating income (accrual basis)	84,915	84,639	342,642		327,860
Change period over period	0.3%	N/A	4.5%		N/A

Deduct net operating (income) / loss from:
Acquisitions (4)	(6,431)	(2,454)	(15,715)		(3,944)
Dispositions (5)	(5,478)	(13,922)	(40,020)		(50,165)
Other investments (6)	(256)	(291)	(1,134)		(61)
Same store net operating income (accrual basis)	$72,750	$67,972	$285,773		$273,690
Change period over period	7.0%	N/A	4.4%	*	N/A

* Note: The growth in Same Store Net Operating Income for the twelve months ended December 31, 2015 when compared to that for the twelve months ended December 31, 2014 would have been much higher if the Company had not sold Aon Center in Chicago, IL, and 2 Gatehall Drive in Parsippany, NJ, during the fourth quarter of 2015; both properties are now deducted from Property Net Operating Income in the calculation of Same Store Net Operating Income. Had those two properties not been sold, the growth in Same Store Net Operating Income for calendar year 2015 would have been approximately 5.2%.

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of 5 Wall Street in Burlington, MA, purchased on June 27, 2014; 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014; TownPark Land in Lake Mary, FL, purchased on November 21, 2014; Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; 80 Central Street in Boxborough, MA, purchased on July 24, 2015; SunTrust Center in Orlando, FL, purchased on November 4, 2015; Galleria 300 in Atlanta, GA, purchased on November 4, 2015; Glenridge Highlands One in Atlanta, GA, purchased on November 24, 2015; and Suwanee Gateway Land in Suwanee, GA, purchased on December 21, 2015.

(5)
Dispositions consist of 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; 2020 West 89th Street in Leawood, KS, sold on May 19, 2014; 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; Chandler Forum in Chandler, AZ, sold on September 1, 2015; Aon Center in Chicago, IL, sold on October 29, 2015; and 2 Gatehall Drive in Parsippany, NJ, sold on December 21, 2015.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and redevelopment and development projects. Additional information on our unconsolidated joint ventures and redevelopment and development projects can be found on page 38. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Seven of the Largest Markets	Three Months Ended				Twelve Months Ended
	12/31/2015		12/31/2014		12/31/2015		12/31/2014
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$13,619	18.7	$12,350	18.2	$53,811	18.8	$55,805	20.4
New York (2)	9,145	12.6	8,337	12.3	34,181	12.0	35,705	13.1
Chicago (3) (4)	6,776	9.3	6,256	9.2	26,315	9.2	21,137	7.7
Boston	6,279	8.6	6,098	9.0	24,191	8.5	24,543	9.0
Dallas (5)	5,733	7.9	5,618	8.3	23,461	8.2	19,720	7.2
Minneapolis (6)	5,303	7.3	4,994	7.3	20,571	7.2	21,463	7.8
Los Angeles (7)	4,086	5.6	3,640	5.3	16,532	5.8	15,369	5.6
Other (8)	21,809	30.0	20,679	30.4	86,711	30.3	79,948	29.2
Total	$72,750	100.0	$67,972	100.0	$285,773	100.0	$273,690	100.0

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to lease termination income from Lockheed Martin at 9221 Corporate Boulevard in Rockville, MD. The decrease in Washington, D.C. Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to a lease expiration at 9200 Corporate Boulevard in Rockville, MD, and a one-time, $1.1 million rental income true-up in 2014 associated with the increased rental rate under the renewed National Park Service lease along with a 45,000 square foot contraction under that lease in 2015 at 1201 Eye Street in Washington, D.C., both of which were offset somewhat by lease termination income at 9221 Corporate Boulevard in Rockville, MD, noted above.

(2)
The decrease in New York Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to lease termination income received in 2014 associated with the Savient Pharmaceuticals lease at 400 Bridgewater Crossing in Bridgewater, NJ.

(3)
The increase in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily related to increased rental income due to the commencement of leases and/or the expirations of operating expense recovery abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, and Windy Point II in Schaumburg, IL.

(4)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with operating expense recovery abatements (which abatements are not included in straight line rent adjustments) and a number of leases yet to commence for currently vacant spaces (the projected gross rents for which are included in our ALR calculation). As the operating expense recovery abatements burn off and as the executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(5)
The increase in Dallas Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily related to the commencement of a new lease in June 2014 with Epsilon Data Management at 6021 Connection Drive in Irving, TX, in addition to increased rental income associated with new leasing activity at One Lincoln Park in Dallas, TX.

(6)
The decrease in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to a renewal-related contraction by US Bancorp at US Bancorp Center in Minneapolis, MN.

(7)
The increase in Los Angeles Same Store Net Operating Income for the twelve months ended December 31, 2015 as compared to the same period in 2014 was primarily attributable to the expansion of an existing tenant's lease at 800 North Brand Boulevard in Glendale, CA.

(8)
The increase in Other Same Store Net Operating Income for the three months and the twelve months ended December 31, 2015 as compared to the same periods in 2014 was primarily attributable to increased rental income as a result of: 1) new-tenant leasing activity at The Medici in Atlanta, GA, Glenridge Highlands II in Atlanta, GA, 400 TownPark in Lake Mary, FL, and 150 West Jefferson in Detroit, MI, and 2) the restructured lease with Independence Blue Cross at 1901 Market Street in Philadelphia, PA.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	December 31, 2015	December 31, 2014

Common stock price (1)	$18.88	$18.84
Total shares outstanding	145,512	154,324
Equity market capitalization (1)	$2,747,260	$2,907,466
Total debt - principal amount outstanding	$2,040,970	$2,279,787
Total market capitalization (1)	$4,788,230	$5,187,253
Total debt / Total market capitalization (1)	42.6%	43.9%
Total gross real estate assets (2)	$4,710,837	$5,253,356
Total debt / Total gross real estate assets (2)	43.3%	43.4%
Total debt / Total gross assets (3)	37.5%	38.2%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of December 31, 2015
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$191,000	(3)	1.37%	31.2 months

Fixed Rate	1,849,970		3.78%	62.1 months

Total	$2,040,970		3.55%	59.2 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)		Weighted Average Maturity

Unsecured	$1,541,000	3.10%	(4)	66.3 months

Secured	499,970	4.95%		37.2 months

Total	$2,040,970	3.55%		59.2 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)	Percentage of Total

2016	$167,525	$—		5.55%	8.2%
2017	140,000	—		5.76%	6.9%
2018	—	170,000		1.37%	8.3%
2019	—	300,000		2.78%	14.7%
2020	—	321,000	(5)	2.32%	15.7%
2021 +	192,445	750,000		3.93%	46.2%

Total	$499,970	$1,541,000		3.55%	100.0%

(1)	All of Piedmont's outstanding debt as of December 31, 2015, was interest-only debt with the exception of the $32.4 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
Amount represents the outstanding balance as of December 31, 2015, on the $500 million unsecured revolving credit facility and the $170 million unsecured term loan. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 2.39% through November 22, 2016 (please see page 22 for information on additional swap agreements for this loan that will become effective after November 22, 2016), assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(4)
The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility, our unsecured senior notes and our unsecured term loans.

(5)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of December 31, 2015

Secured
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (2)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
$35.0 Million Fixed-Rate Loan (3)	5 Wall Street	5.55%		9/1/2021	32,445
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(4)	7/5/2022	160,000
Subtotal / Weighted Average (5)		4.95%			$499,970

Unsecured
$170.0 Million Unsecured 2015 Term Loan	N/A	1.37%	(6)	5/15/2018	$170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(7)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	2.39%	(8)	1/15/2020	300,000
$500.0 Million Unsecured Line of Credit (9)	N/A	1.39%	(10)	6/18/2020	21,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(11)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(12)	3/15/2024	400,000
Subtotal / Weighted Average (5)		3.10%			$1,541,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (5)		3.55%			$2,040,970
GAAP Accounting Adjustments (13)					(11,460)
Total Debt - GAAP Amount Outstanding					$2,029,510

(1)	All of Piedmont’s outstanding debt as of December 31, 2015, was interest-only debt with the exception of the $32.4 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)
The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard. On January 4, 2016, the first business day inside of the 90-day open prepayment window, Piedmont repaid the loan with no prepayment penalty. The funds needed for the repayment were drawn from the Company's revolving line of credit. For additional information, please refer to the Subsequent Events section of Financial Highlights.

(3)	The loan is amortizing based on a 25-year amortization schedule.
(4)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(5)	Weighted average is based on the principal amount outstanding and interest rate at December 31, 2015.
(6)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of December 31, 2015) over the selected rate based on Piedmont’s current credit rating.

(7)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(8)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.39% until November 22, 2016, assuming no credit rating change for the Company. Additionally, for the period from November 22, 2016 to January 15, 2020, Piedmont has entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35%, assuming no credit rating change for the Company.

(9)
All of Piedmont’s outstanding debt as of December 31, 2015, was term debt with the exception of $21 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(10)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of December 31, 2015. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of December 31, 2015) over the selected rate based on Piedmont’s current credit rating.

(11)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(12)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(13)
The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of December 31, 2015
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.41
Minimum Fixed Charge Coverage Ratio (2)	1.50	3.82
Maximum Secured Indebtedness Ratio	0.40	0.10
Minimum Unencumbered Leverage Ratio	1.60	2.62
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	4.82

Bond Covenant Compliance (4)	Required	Actual

Total Debt to Total Assets	60% or less	42.6%
Secured Debt to Total Assets	40% or less	10.5%
Ratio of Consolidated EBITDA to Interest Expense	1.50 or greater	4.43
Unencumbered Assets to Unsecured Debt	150% or greater	263%

	Three Months Ended	Twelve Months Ended	Year Ended
Other Debt Coverage Ratios	December 31, 2015	December 31, 2015	December 31, 2014

Average net debt to core EBITDA (5)	6.9 x	7.2 x	6.9 x
Fixed charge coverage ratio (6)	4.1 x	4.0 x	4.0 x
Interest coverage ratio (7)	4.1 x	4.1 x	4.0 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)	Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for additional information on the relevant calculations.
(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended December 31, 2015 and December 31, 2014. The Company had capitalized interest of $1,102,518 for the three months ended December 31, 2015, $3,765,950 for the twelve months ended December 31, 2015, and $2,074,620 for the twelve months ended December 31, 2014. The Company had principal amortization of $277,217 for the three months ended December 31, 2015, $816,534 for the twelve months ended December 31, 2015, and $520,067 for the twelve months ended December 31, 2014.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $1,102,518 for the three months ended December 31, 2015, $3,765,950 for the twelve months ended December 31, 2015, and $2,074,620 for the twelve months ended December 31, 2014.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of December 31, 2015
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	6	(4)	$46,309	8.4	931	5.4
State of New York	AA+ / Aa1	1	2019	24,689	4.5	481	2.8
US Bancorp	A+ / A1	3	2023 / 2024	21,775	4.0	733	4.2
Independence Blue Cross	No rating available	1	2033	18,016	3.3	801	4.6
GE	AA+ / A1	2	2027	16,951	3.1	480	2.8
Nestle	AA / Aa2	1	2021	12,281	2.2	401	2.3
City of New York	AA / Aa2	1	2020	10,723	2.0	313	1.8
Gallagher	No rating available	2	2018	9,146	1.7	315	1.8
Catamaran	A+ / A3	1	2025	8,252	1.5	301	1.7
Caterpillar Financial	A / A2	1	2022	7,968	1.4	312	1.8
Harvard University	AAA / Aaa	2	2017 / 2018	7,267	1.3	110	0.6
Raytheon	A / A3	2	2019	6,870	1.2	440	2.5
Harcourt	BBB+	1	2016	6,654	1.2	195	1.1
Technip	BBB+	1	2018	6,591	1.2	150	0.9
Epsilon Data Management	No rating available	2	2026	6,232	1.1	250	1.5
First Data Corporation	B+ / B2	1	2027	6,132	1.1	195	1.1
Goldman Sachs	BBB+ / A3	2	2018	5,996	1.1	235	1.4
Towers Watson	No rating available	1	2017	5,856	1.1	123	0.7
Henry M Jackson	No rating available	2	2022	5,819	1.1	145	0.8
District of Columbia	AA- / A1	2	2028	5,683	1.0	121	0.7
Motorola	BBB- / Baa3	1	2028	5,680	1.0	150	0.9
Lockheed Martin	BBB+ / Baa1	2	2016 / 2020	5,264	1.0	168	1.0
Other			Various	300,122	54.5	9,973	57.6
Total				$550,276	100.0	17,323	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
December 31, 2015 as compared to December 31, 2014

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is no indication of the credit worthiness of the tenant; in most cases, the lack of a credit rating reflects that a tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2016 to 2030.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of December 31, 2015

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$60,337	11.0
AA / Aa	96,946	17.6
A / A	82,215	14.9
BBB / Baa	47,981	8.7
BB / Ba	23,463	4.3
B / B	22,528	4.1
Below	2,076	0.4
Not rated (2)	214,730	39.0
Total	$550,276	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	244	32.0	$20,540	3.7	225	1.3
2,501 - 10,000	253	33.1	43,273	7.9	1,360	7.8
10,001 - 20,000	96	12.6	40,524	7.4	1,352	7.8
20,001 - 40,000	69	9.0	62,407	11.3	1,989	11.5
40,001 - 100,000	59	7.7	106,584	19.4	3,378	19.5
Greater than 100,000	43	5.6	276,948	50.3	9,019	52.1
Total	764	100.0	$550,276	100.0	17,323	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and Towers Watson.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2015			December 31, 2014
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of September 30, 20xx	18,752	20,697	90.6%	18,779	21,472	87.5%
New leases	390			199
Expired leases	(256)			(144)
Other	2	2		(6)	(1)
Subtotal	18,888	20,699	91.3%	18,828	21,471	87.7%
Acquisitions during period	1,229	1,378		—	—
Dispositions during period	(2,794)	(3,143)		—	—
As of December 31, 20xx (2)	17,323	18,934	91.5%	18,828	21,471	87.7%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2015			December 31, 2014
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	18,828	21,471	87.7%	18,737	21,490	87.2%
New leases	2,289			3,576
Expired leases	(1,478)			(3,457)
Other (3)	7	12		(253)	(183)
Subtotal	19,646	21,483	91.4%	18,603	21,307	87.3%
Acquisitions during period	1,524	1,706		559	559
Dispositions during period	(3,847)	(4,255)		(334)	(395)
As of December 31, 20xx (2)	17,323	18,934	91.5%	18,828	21,471	87.7%

Same Store Analysis
Less acquisitions / dispositions after December 31, 2014 and redevelopments (4) (5)	(1,522)	(1,706)	89.2%	(3,601)	(4,256)	84.6%
Same Store Leased Percentage (2)	15,801	17,228	91.7%	15,227	17,215	88.5%

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
Effective January 1, 2014, 3100 Clarendon Boulevard was taken out of service due to the redevelopment of the property. The adjustments to square footage presented on this line in 2014 primarily relate to the removal of 3100 Clarendon Boulevard from our operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to page 38.

(4)	For additional information on acquisitions and dispositions completed during the last year and redevelopments, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	December 31, 2015
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	531	65.4%	2.8%	3.9%	15.3%
Leases executed for spaces excluded from analysis (5)	281	34.6%

	Twelve Months Ended
	December 31, 2015
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	1,417	45.7%	7.5%	2.4%	12.2%
Leases executed for spaces excluded from analysis (5)	1,686	54.3%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash rents for the previous leases are compared to the first twelve months of cash rents for the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents for the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of December 31, 2015
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,611	8.5
2016 (2)	29,724	5.4	925	4.9
2017 (3)	47,522	8.6	1,147	6.0
2018	46,822	8.5	1,527	8.0
2019	70,848	12.9	2,307	12.2
2020	49,248	9.0	1,761	9.3
2021	36,784	6.7	1,225	6.5
2022	37,100	6.7	1,215	6.4
2023	33,758	6.1	1,206	6.4
2024	39,885	7.2	1,349	7.1
2025	27,380	5.0	830	4.4
2026	20,462	3.7	713	3.8
2027	32,843	6.0	1,017	5.4
Thereafter	77,900	14.2	2,101	11.1
Total / Weighted Average	$550,276	100.0	18,934	100.0

Average Lease Term Remaining
12/31/2015	6.7 years
12/31/2014	7.1 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of December 31, 2015, comprised of 17,000 square feet and Annualized Lease Revenue of $1.1 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of 700 square feet and Annualized Lease Revenue of $0.2 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of December 31, 2015
(in thousands)

	Q1 2016 (1)		Q2 2016		Q3 2016		Q4 2016
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	22	$456	3	$2	2	$43	26	$575
Austin	—	—	195	6,656	—	3	—	—
Boston	—	—	2	32	—	—	2	169
Central & South Florida	8	234	26	716	14	384	54	1,503
Chicago	—	56	6	160	33	1,013	7	268
Dallas	19	456	35	902	11	346	21	568
Detroit	2	41	—	—	6	111	20	502
Houston	—	—	—	—	—	—	—	—
Los Angeles	—	—	—	840	16	510	21	914
Minneapolis	—	—	7	216	1	47	11	384
Nashville	—	—	66	850	—	—	—	—
New York	8	324	14	459	—	19	17	864
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	46	1,138	—	—	—	—
Washington, D.C.	56	2,980	119	2,915	25	1,120	4	237
Total / Weighted Average (3)	115	$4,547	519	$14,886	108	$3,596	183	$5,984

(1)	Includes leases with an expiration date of December 31, 2015, comprised of 17,000 square feet and expiring lease revenue of $0.3 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of December 31, 2015
(in thousands)

	12/31/2016 (1)		12/31/2017			12/31/2018		12/31/2019		12/31/2020
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	53	$1,076	69	$1,677		165	$4,152	400	$10,312	194	$4,382
Austin	195	6,659	—	—		—	—	—	—	—	—
Boston	4	201	171	7,651		150	6,531	569	11,018	232	5,511
Central & South Florida	102	2,837	188	4,948		98	2,666	203	6,042	89	1,927
Chicago	46	1,497	15	4,951	(3)	402	11,327	10	237	104	2,568
Dallas	86	2,272	160	4,447		384	9,906	194	5,305	112	2,928
Detroit	28	654	63	1,333		—	—	229	4,772	116	2,993
Houston	—	—	—	2		150	6,609	—	—	162	4,619
Los Angeles	37	2,264	54	1,976		22	599	8	318	85	2,600
Minneapolis	19	647	36	1,280		35	1,209	146	4,208	98	3,408
Nashville	66	850	—	—		—	—	—	—	—	—
New York	39	1,666	50	1,720		79	2,066	489	25,349	503	15,481
Philadelphia	—	—	—	—		—	—	—	—	—	—
Phoenix	46	1,138	—	—		—	—	—	—	—	—
Washington, D.C.	204	7,252	341	17,885		42	1,832	59	3,313	66	3,078
Total / Weighted Average (4)	925	$29,013	1,147	$47,870		1,527	$46,897	2,307	$70,874	1,761	$49,495

(1)	Includes leases with an expiration date of December 31, 2015, comprised of 17,000 square feet and expiring lease revenue of $0.3 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Chicago expirations in 2017 include a parking garage agreement with annualized lease revenue of $4.4 million. The parking garage revenue will continue beyond 2017 despite the expiration of the current parking garage agreement at that time.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended December 31, 2015
Unaudited (in thousands)

	For the Three Months Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Non-incremental
Building / construction / development	$2,294	$1,824	$441	$1,704	$1,657
Tenant improvements	6,167	3,483	4,226	6,717	10,420
Leasing costs	5,478	2,962	6,974	1,866	1,691
Total non-incremental	13,939	8,269	11,641	10,287	13,768
Incremental
Building / construction / development	16,243	11,248	14,019	19,949	23,172
Tenant improvements	11,893	2,621	3,960	11,106	11,455
Leasing costs	7,765	10,449	3,296	2,593	4,596
Total incremental	35,901	24,318	21,275	33,648	39,223
Total capital expenditures	$49,840	$32,587	$32,916	$43,935	$52,991

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of September 30, 2015		$52,328
New non-incremental tenant improvement commitments related to leases executed during period		10,645
Non-incremental tenant improvement expenditures	(6,167)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments (2)	(16,404)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(22,571)
Total as of December 31, 2015		$40,402

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $21.9 million, or 54% of the total outstanding commitments.

(2)
Approximately $16.7 million of the total adjustment was for non-incremental tenant improvement commitments for tenants at Aon Center in Chicago, IL, as of the date of sale. Since the Company sold the property during the fourth quarter of 2015, all tenant improvement commitments related to it have been removed.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended December 31, 2015		For the Twelve Months Ended December 31, 2015		For the Year Ended
					2014		2013	2012
Renewal Leases
Number of leases	17		74		56		56	45
Square feet	544,698		1,334,398		959,424		2,376,177	1,150,934
Tenant improvements per square foot (1)	$22.20		$16.91		$19.02		$14.24	$19.12
Leasing commissions per square foot	$7.39		$8.29		$8.33		$4.66	$6.64
Total per square foot	$29.59		$25.20		$27.35		$18.90	$25.76
Tenant improvements per square foot per year of lease term	$3.07		$2.90		$2.97		$1.88	$2.90
Leasing commissions per square foot per year of lease term	$1.02		$1.42		$1.30		$0.62	$1.01
Total per square foot per year of lease term	$4.09	(2)	$4.32	(2)	$4.27	(3)	$2.50	$3.91	(4)
New Leases (5)
Number of leases	20		90		98		87	92
Square feet	267,598		1,563,866		1,142,743		1,050,428	1,765,510
Tenant improvements per square foot (1)	$69.45		$60.41		$34.46		$35.74	$47.64
Leasing commissions per square foot	$22.20		$20.23		$15.19		$12.94	$18.49
Total per square foot	$91.65		$80.64		$49.65		$48.68	$66.13
Tenant improvements per square foot per year of lease term	$6.39		$5.68		$3.78		$4.17	$4.30
Leasing commissions per square foot per year of lease term	$2.04		$1.90		$1.66		$1.51	$1.67
Total per square foot per year of lease term	$8.43	(6)	$7.58	(6)	$5.44		$5.68	$5.97
Total
Number of leases	37		164		154		143	137
Square feet	812,296		2,898,264		2,102,167		3,426,605	2,916,444
Tenant improvements per square foot (1)	$37.77		$40.38		$27.41		$20.83	$36.39
Leasing commissions per square foot	$12.27		$14.73		$12.06		$7.20	$13.81
Total per square foot	$50.04		$55.11		$39.47		$28.03	$50.20
Tenant improvements per square foot per year of lease term	$4.48		$4.79		$3.48		$2.64	$3.91
Leasing commissions per square foot per year of lease term	$1.46		$1.75		$1.53		$0.91	$1.48
Total per square foot per year of lease term	$5.94	(6)	$6.54	(6)	$5.01	(3)	$3.55	$5.39

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during the fourth quarter of 2015 was higher than our historical performance on this measure primarily as a result of two large lease renewals that involved higher capital commitments; additionally, the average committed capital cost per square foot per year of lease term for renewal leases completed during the twelve months ended December 31, 2015, was higher than our historical performance on this measure primarily as a result of two long-term lease renewals completed in Washington, D.C. If the costs associated with these items were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during the three months and the twelve months ended December 31, 2015, would be $3.69 and $3.33, respectively. Additionally, the one-year lease renewal with Comdata at 5301 Maryland Way in Brentwood, TN, executed in the third quarter of 2015 is excluded from this analysis as that renewal was superceded by the long-term renewal completed during the fourth quarter of 2015.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during the twelve months ended December 31, 2014 would be $2.12 and $4.47, respectively.

(4)
During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(5)
In prior years, Piedmont opportunistically employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because most of the value-add properties acquired by the Company had large vacancies, many of which had not previously been leased (first generation spaces), the leasing of those vacancies has negatively affected Piedmont’s contractual tenant improvements on a per square foot and a per square foot per year basis for new leases.

(6)
During 2015, we completed 7 new leases in Washington, D.C., and Chicago, IL, comprising 680,035 square feet with above-average capital commitments. If the costs associated with these new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during the three months ended December 31, 2015, would be $5.46 and $4.42, respectively, and those for the twelve months ended December 31, 2015, would be $5.42 and $4.88, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of December 31, 2015
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Washington, D.C.	12	$108,319	19.7	3,039	16.1	2,310	76.0
New York	4	66,603	12.1	1,766	9.3	1,724	97.6
Chicago	5	62,120	11.3	2,094	11.1	1,853	88.5
Atlanta	8	48,332	8.8	2,065	10.9	1,893	91.7
Minneapolis	4	45,913	8.3	1,618	8.5	1,457	90.0
Dallas	9	45,472	8.3	1,798	9.5	1,742	96.9
Boston	9	45,231	8.2	1,626	8.6	1,607	98.8
Los Angeles	4	31,159	5.7	1,010	5.3	1,004	99.4
Central & South Florida	5	29,462	5.4	1,128	6.0	1,017	90.2
Philadelphia	1	18,016	3.3	801	4.2	801	100.0
Detroit	3	17,663	3.2	819	4.3	745	91.0
Houston	1	11,231	2.0	313	1.7	313	100.0
Nashville	2	10,547	1.9	513	2.7	513	100.0
Austin	1	6,659	1.2	195	1.0	195	100.0
Phoenix	1	3,549	0.6	149	0.8	149	100.0
Total / Weighted Average	69	$550,276	100.0	18,934	100.0	17,323	91.5

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of December 31, 2015
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Washington, D.C.	DC, VA, MD	9	19.0	2,699	14.3	3	0.7	340	1.8	12	19.7	3,039	16.1
New York	NY, NJ	1	8.6	1,033	5.5	3	3.5	733	3.8	4	12.1	1,766	9.3
Chicago	IL	1	6.3	967	5.1	4	5.0	1,127	6.0	5	11.3	2,094	11.1
Atlanta	GA	5	7.6	1,683	8.9	3	1.2	382	2.0	8	8.8	2,065	10.9
Minneapolis	MN	1	4.9	933	4.9	3	3.4	685	3.6	4	8.3	1,618	8.5
Dallas	TX	2	2.2	440	2.3	7	6.1	1,358	7.2	9	8.3	1,798	9.5
Boston	MA	2	2.3	173	0.9	7	5.9	1,453	7.7	9	8.2	1,626	8.6
Los Angeles	CA	3	5.0	876	4.6	1	0.7	134	0.7	4	5.7	1,010	5.3
Central & South Florida	FL	1	3.4	655	3.5	4	2.0	473	2.5	5	5.4	1,128	6.0
Philadelphia	PA	1	3.3	801	4.2	—	—	—	—	1	3.3	801	4.2
Detroit	MI	1	2.1	489	2.6	2	1.1	330	1.7	3	3.2	819	4.3
Houston	TX	—	—	—	—	1	2.0	313	1.7	1	2.0	313	1.7
Nashville	TN	1	1.5	312	1.6	1	0.4	201	1.1	2	1.9	513	2.7
Austin	TX	—	—	—	—	1	1.2	195	1.0	1	1.2	195	1.0
Phoenix	AZ	—	—	—	—	1	0.6	149	0.8	1	0.6	149	0.8
Total / Weighted Average		28	66.2	11,061	58.4	41	33.8	7,873	41.6	69	100.0	18,934	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of December 31, 2015
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	6	1.0	$83,536	15.2	1,702	9.8
Business Services	93	14.9	47,934	8.7	1,836	10.6
Depository Institutions	15	2.4	38,227	6.9	1,328	7.7
Engineering, Accounting, Research, Management & Related Services	65	10.4	37,048	6.7	993	5.7
Nondepository Credit Institutions	17	2.7	34,983	6.4	1,149	6.6
Insurance Carriers	19	3.0	30,743	5.6	1,236	7.1
Insurance Agents, Brokers & Services	21	3.4	27,836	5.1	975	5.6
Security & Commodity Brokers, Dealers, Exchanges & Services	37	5.9	22,565	4.1	762	4.4
Communications	45	7.2	19,834	3.6	631	3.7
Electronic & Other Electrical Equipment & Components, Except Computer	13	2.1	19,091	3.5	611	3.5
Legal Services	47	7.5	18,345	3.3	619	3.6
Educational Services	8	1.3	15,095	2.7	395	2.3
Real Estate	31	4.9	14,654	2.7	490	2.8
Food & Kindred Products	3	0.5	12,515	2.3	408	2.4
Automotive Repair, Services & Parking	7	1.1	12,111	2.2	4	—
Other	198	31.7	115,759	21.0	4,184	24.2
Total	625	100.0	$550,276	100.0	17,323	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of December 31, 2015
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
1155 Perimeter Center West	Atlanta, GA	8/28/2014	100	2000	$80,750	377	100
TownPark Land	Lake Mary, FL	11/21/2014	100	N/A	7,700	N/A	N/A
Park Place on Turtle Creek	Dallas, TX	1/16/2015	100	1986	46,600	178	88
Two Pierce Place Land	Itasca, IL	6/2/2015	100	N/A	3,709	N/A	N/A
80 Central Street	Boxborough, MA	7/24/2015	100	1988	13,500	150	93
SunTrust Center	Orlando, FL	11/4/2015	100	1988	170,804	655	89
Galleria 300	Atlanta, GA	11/4/2015	100	1987	88,317	433	89
Glenridge Highlands One	Atlanta, GA	11/24/2015	100	1998	63,562	290	90
Suwanee Gateway Land	Suwanee, GA	12/21/2015	100	N/A	1,350	N/A	N/A
Total / Weighted Average					$476,292	2,083	91

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
3900 Dallas Parkway	Plano, TX	1/30/2015	100	1999	$26,167	120	100
5601 Headquarters Drive	Plano, TX	4/28/2015	100	2001	33,700	166	100
River Corporate Center	Tempe, AZ	4/29/2015	100	1998	24,600	133	100
Copper Ridge Center	Lyndhurst, NJ	5/1/2015	100	1989	51,025	268	87
Eastpoint I & Eastpoint II	Mayfield Heights, OH	7/28/2015	100	2000	18,500	170	91
3750 Brookside Parkway	Alpharetta, GA	8/10/2015	100	2001	14,086	105	91
Chandler Forum	Chandler, AZ	9/1/2015	100	2003	33,900	150	100
Aon Center	Chicago, IL	10/29/2015	100	1972	712,000	2,738	87
2 Gatehall Drive	Parsippany, NJ	12/21/2015	100	1985	51,000	405	100
Total / Weighted Average					$964,978	4,255	90

Piedmont Office Realty Trust, Inc.
Other Investments
As of December 31, 2015
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$6,920	$9,626	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,500
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands One and Two	3.0	1,725
Suwanee Gateway	Suwanee, GA	Suwanee Gateway One	5.0	1,401
State Highway 161	Irving, TX	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,628
TownPark	Lake Mary, FL	400 and 500 TownPark	18.9	5,741
Total			44.0	$17,315

Development - Construction

Property	Location	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet	Current Asset Basis (Accrual)	Project Capital Expended (Cash)	Estimated Additional Capital Required (1) (Cash)
500 TownPark	Lake Mary, FL	400 TownPark	Development	Q1 2017	80	135.0	5,503	2,136	$26 to $28 million

Development - Lease-Up

Property	Location	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet	Current Asset Basis (4) (Accrual)	Project Capital Expended (4) (Cash)
Enclave Place	Houston, TX	1430 Enclave Parkway	Development	Q3 2015	—	300.9	$61,712	$59,743
3100 Clarendon Boulevard (2)	Arlington, VA	Not Applicable	Redevelopment	Q4 2015 (3)	27	261.8	84,134	32,437
Total						562.7	$145,846	$92,180

(1)	Amount includes anticipated development costs as well as estimated lease-up costs.
(2)
The Current Asset Basis presented is that of the office portion of the property only. The retail portion of the property remains in service and retail tenants will remain in occupancy during the redevelopment.

(3)	The redevelopment of the office tower is complete; remaining wrap-up details of the retail facade redevelopment are being completed during the first quarter of 2016.
(4)	Predominately tenant improvement and leasing costs for lease-up of each property remain and will vary by tenant and by market.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure, because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the extinguishment of swaps, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, impairment losses, and gains or losses on consolidation, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of net operating income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Jed Reagan	Anthony Paolone, CFA	Steve Manaker, CFA
D.A. Davidson & Company	Green Street Advisors	JP Morgan	Oppenheimer & Co.
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue	85 Broad Street
New York, NY 10016	Newport Beach, CA 92660	34th Floor	New York, NY 10004
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179	Phone: (212) 667-5950
Phone: (212) 622-6682

David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA	Brendan Maiorana
Robert W. Baird & Co.	Erin Aslakson	SunTrust Robinson Humphrey	Wells Fargo
200 Public Square	Stifel, Nicolaus & Company	711 Fifth Avenue, 14th Floor	7 St. Paul Street
Suite 1650	One South Street	New York, NY 10022	MAC R1230-011
Cleveland, OH 44139	16th Floor	Phone: (212) 319-5659	Baltimore, MD 21202
Phone: (216) 737-7341	Baltimore, MD 21202		Phone: (443) 263-6516
Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014

GAAP net income applicable to common stock	$125,644	$(1,875)	$29,976	$19,245	$12,514	$172,990	$43,348
Depreciation	30,867	31,093	35,935	36,097	35,365	133,992	138,497
Amortization	17,257	14,037	14,971	14,686	14,188	60,951	56,848
Impairment loss	—	34,815	5,354	—	—	40,169	—
Loss / (gain) on sale of properties	(114,412)	(17,140)	(26,611)	(10,073)	8	(168,236)	(2,161)
NAREIT funds from operations applicable to common stock	59,356	60,930	59,625	59,955	62,075	239,866	236,532
Adjustments:
Acquisition costs	644	128	3	144	21	919	560
Loss / (gain) on extinguishment of swaps	(94)	—	132	—	—	38	—
Net (recoveries) / loss from casualty events and litigation settlements	278	—	—	—	(2,478)	278	(6,992)
Core funds from operations applicable to common stock	60,184	61,058	59,760	60,099	59,618	241,101	230,100
Adjustments:
Deferred financing cost amortization	715	718	680	724	627	2,837	2,703
Amortization of note payable step-up	(121)	(121)	(121)	(121)	(120)	(484)	(246)
Amortization of discount on senior notes	48	49	49	48	47	194	175
Depreciation of non real estate assets	226	168	165	196	138	755	508
Straight-line effects of lease revenue	(4,960)	(2,519)	(3,745)	(4,510)	(5,171)	(15,734)	(29,121)
Stock-based and other non-cash compensation expense	2,051	2,622	1,692	725	929	7,090	3,975
Amortization of lease-related intangibles	(1,202)	(1,145)	(1,102)	(1,122)	(1,074)	(4,571)	(4,727)
Acquisition costs	(644)	(128)	(3)	(144)	(21)	(919)	(560)
Non-incremental capital expenditures	(13,939)	(8,269)	(11,641)	(10,287)	(13,768)	(44,136)	(84,630)
Adjusted funds from operations applicable to common stock	$42,358	$52,433	$45,734	$45,608	$41,205	$186,133	$118,177

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014

Net income attributable to Piedmont	$125,644	$(1,875)	$29,976	$19,245	$12,514	$172,990	$43,348
Net income attributable to noncontrolling interest	3	4	4	4	3	15	15
Interest expense	17,978	18,832	18,172	19,016	18,854	73,998	74,446
Depreciation	31,093	31,261	36,100	36,292	35,503	134,747	139,004
Amortization	17,257	14,037	14,971	14,686	14,188	60,951	56,848
Acquisition costs	644	128	3	144	21	919	560
Impairment loss	—	34,815	5,354	—	—	40,169	—
Net (recoveries) / loss from casualty events and litigation settlements	278	—	—	—	(2,478)	278	(6,992)
Loss / (gain) on sale of properties	(114,412)	(17,140)	(26,611)	(10,073)	8	(168,236)	(2,161)
Core EBITDA	78,485	80,062	77,969	79,314	78,613	315,831	305,068
General & administrative expenses	7,646	8,246	8,102	6,416	6,313	30,410	23,863
Management fee revenue	(224)	(329)	(232)	(330)	(272)	(1,115)	(1,110)
Other (income) / expense	(992)	(931)	(599)	38	(15)	(2,484)	39
Straight-line effects of lease revenue	(4,960)	(2,519)	(3,745)	(4,510)	(5,171)	(15,734)	(29,121)
Amortization of lease-related intangibles	(1,202)	(1,145)	(1,102)	(1,122)	(1,074)	(4,571)	(4,727)
Property net operating income (cash basis)	78,753	83,384	80,393	79,806	78,394	322,337	294,012
Deduct net operating (income) / loss from:
Acquisitions	(5,168)	(3,190)	(2,842)	(2,665)	(2,314)	(13,867)	(3,757)
Dispositions	(5,519)	(11,002)	(9,216)	(10,414)	(13,383)	(36,151)	(41,584)
Other investments	(248)	(276)	(251)	(296)	(277)	(1,070)	(18)
Same store net operating income (cash basis)	$67,818	$68,916	$68,084	$66,431	$62,420	$271,249	$248,653

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014

Equity in income of unconsolidated joint ventures	$135	$135	$124	$159	$160	$553	$(350)

Interest expense	—	—	—	—	—	—	—

Depreciation	60	61	62	62	61	245	325

Amortization	16	16	16	16	16	64	46

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	—	—	169

Core EBITDA	211	212	202	237	237	862	190

General and administrative expenses	6	10	18	8	6	42	44

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	217	222	220	245	243	904	234

Straight-line effects of lease revenue	(3)	(3)	(5)	(5)	(8)	(16)	(28)

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$214	$219	$215	$240	$235	$888	$206

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Revenues:
Rental income	$—	$19	$—	$—	$—	$19	$1,365
Tenant reimbursements	67	—	(3)	—	(1)	64	125
Property management fee revenue	—	—	—	—	—	—	1
Other rental income	—	—	—	—	—	—	—
	67	19	(3)	—	(1)	83	1,491
Expenses:
Property operating costs	(3)	3	(1)	—	40	(1)	225
Depreciation	—	—	—	—	—	—	83
Amortization	—	—	—	—	—	—	223
General and administrative	(1)	—	1	—	1	—	—
	(4)	3	—	—	41	(1)	531
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Other income / (expense)	—	—	—	—	—	—	(6)
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	—	—	—	—	—	(6)

Operating income, excluding impairment loss and gain / (loss) on sale	71	16	(3)	—	(42)	84	954

Impairment loss	—	—	—	—	—	—	—
Gain / (loss) on sale of properties	1	(2)	—	—	—	(1)	1,198

Income from discontinued operations	$72	$14	$(3)	$—	$(42)	$83	$2,152

Piedmont Office Realty Trust, Inc.
Property Detail
As of December 31, 2015
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenue

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	92.1%	92.1%	92.1%	1,895
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	100.0%	100.0%	89.5%	11,825
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	42.0%	42.0%	42.0%	1,311
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	100.0%	3,384
The Medici	Atlanta	GA	100.0%	2008	156	97.4%	87.8%	82.7%	4,194
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%	9,747
Galleria 300	Atlanta	GA	100.0%	1987	433	88.9%	88.9%	88.2%	9,258
Glenridge Highlands One	Atlanta	GA	100.0%	1998	290	90.0%	87.6%	81.4%	6,718
Metropolitan Area Subtotal / Weighted Average					2,065	91.7%	90.6%	87.0%	48,332
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%	6,659
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%	6,659
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%	4,675
80 Central Street	Boxborough	MA	100.0%	1988	150	87.3%	87.3%	87.3%	2,560
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	100.0%	3,583
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%	4,807
One Brattle Square	Cambridge	MA	100.0%	1991	95	100.0%	100.0%	100.0%	8,082
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%	3,157
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%	3,712
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	271	100.0%	100.0%	100.0%	8,254
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%	6,401
Metropolitan Area Subtotal / Weighted Average					1,626	98.8%	98.8%	98.8%	45,231
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	66.3%	66.3%	27.3%	3,735
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	83.1%	8,252
Two Pierce Place	Itasca	IL	100.0%	1991	486	96.7%	96.7%	87.2%	12,599
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	74.5%	74.5%	74.5%	2,677
500 West Monroe Street	Chicago	IL	100.0%	1991	967	87.3%	71.8%	60.7%	34,857
Metropolitan Area Subtotal / Weighted Average					2,094	88.5%	81.3%	68.1%	62,120

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenue

Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	100.0%	100.0%	5,908
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%	5,505
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%	3,789
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	91.8%	91.8%	91.8%	3,492
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	99.1%	98.7%	94.7%	5,477
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	98.5%	97.7%	96.5%	6,705
One Lincoln Park	Dallas	TX	100.0%	1999	262	92.0%	90.8%	88.9%	6,791
161 Corporate Center	Irving	TX	100.0%	1998	105	100.0%	100.0%	100.0%	2,409
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	91.0%	82.0%	81.5%	5,396
Metropolitan Area Subtotal / Weighted Average					1,798	96.9%	95.7%	94.7%	45,472
Detroit
150 West Jefferson	Detroit	MI	100.0%	1989	489	88.3%	80.8%	67.9%	11,246
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	85.8%	82.5%	82.5%	2,047
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%	4,370
Metropolitan Area Subtotal / Weighted Average					819	91.0%	86.0%	78.3%	17,663
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	85.9%	85.9%	82.6%	3,011
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%	2,691
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%	1,251
400 TownPark	Lake Mary	FL	100.0%	2008	176	89.8%	89.8%	88.1%	3,821
SunTrust Center	Orlando	FL	100.0%	1988	655	89.0%	85.3%	59.5%	18,688
Metropolitan Area Subtotal / Weighted Average					1,128	90.2%	88.0%	72.3%	29,462
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%	11,231
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%	11,231
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	100.0%	99.2%	22.8%	16,758
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	176	98.9%	97.2%	96.0%	6,112
Fairway Center II	Brea	CA	100.0%	2002	134	97.0%	97.0%	91.0%	3,649
1901 Main Street	Irvine	CA	100.0%	2001	173	100.0%	92.5%	90.8%	4,640
Metropolitan Area Subtotal / Weighted Average					1,010	99.4%	97.4%	56.2%	31,159
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	83.4%	83.4%	78.1%	7,459
US Bancorp Center	Minneapolis	MN	100.0%	2000	933	88.3%	87.2%	86.8%	27,060
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%	5,829
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	98.9%	98.9%	96.3%	5,565
Metropolitan Area Subtotal / Weighted Average					1,618	90.0%	89.4%	87.9%	45,913

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenue

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%	7,968
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%	2,579
Metropolitan Area Subtotal / Weighted Average					513	100.0%	100.0%	100.0%	10,547
New York
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	93.9%	93.9%	91.9%	8,430
60 Broad Street	New York	NY	100.0%	1962	1,033	100.0%	100.0%	95.3%	47,351
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%	2,464
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	299	92.3%	92.3%	92.3%	8,358
Metropolitan Area Subtotal / Weighted Average					1,766	97.6%	97.6%	94.5%	66,603
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%	18,016
Metropolitan Area Subtotal / Weighted Average					801	100.0%	100.0%	100.0%	18,016
Phoenix
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%	3,549
Metropolitan Area Subtotal / Weighted Average					149	100.0%	100.0%	100.0%	3,549
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	82.9%	66.2%	66.2%	12,808
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	88.4%	76.0%	64.9%	9,919
400 Virginia Avenue	Washington	DC	100.0%	1985	224	83.5%	83.5%	79.5%	9,052
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	306	46.7%	46.7%	38.6%	6,586
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	116	36.2%	28.4%	0.9%	995
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%	2,779
One Independence Square	Washington	DC	100.0%	1991	334	66.5%	0.3%	0.3%	10,443
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	—%	—%	—%	—
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%	29,630
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%	5,127
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	60.5%	60.5%	55.6%	5,341
Arlington Gateway	Arlington	VA	100.0%	2005	326	95.1%	93.9%	86.5%	15,639
Metropolitan Area Subtotal / Weighted Average					3,039	76.0%	65.9%	61.8%	108,319

Grand Total					18,934	91.5%	88.3%	81.8%	$550,276

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2016 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory and socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space, may cause our operating results to suffer and decrease the value of our real estate properties; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office market in general and of the specific markets in which we operate, particularly in Chicago, Washington, D.C., and the New York metropolitan area, where we have high concentrations of office properties; the illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; development and construction delays and resultant increased costs and risks may negatively impact our operating results; our real estate development strategies may not be successful; future terrorist attacks in the major metropolitan areas in which we own properties could significantly impact the demand for, and value of, our properties; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may negatively affect us and could cause us to recognize impairment charges on our long-lived assets or goodwill or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; future offerings of debt or equity securities may adversely affect the market price of our common stock; changes in market interest rates may have an effect on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.